TRUST FOR ADVISED PORTFOLIOS

on behalf of the funds managed by
[_______________]

SHAREHOLDER SERVICES AND DISTRIBUTION (12B-1) PLAN

The following Shareholder Services and Distribution Plan (the “Plan”) has been adopted pursuant to Rule 12b-1 under the Investment Company Act of 1940, as amended (the “Act”), by Trust for Advised Portfolios (the “Trust”), a Delaware statutory trust, on behalf of the series of the Trust listed on Schedule A as may be amended from time to time (each, a “Fund”).  The Plan has been approved by a majority of the Trust’s Board of Trustees, including a majority of the Trustees who are not interested persons of the Trust and who have no direct or indirect financial interest in the operation of the Plan or in any Rule 12b-1 Agreement (as defined below) (the “Disinterested Trustees”), cast in person at a meeting called for the purpose of voting on such Plan.

In approving the Plan, the Board of Trustees determined that adoption of the Plan would be prudent and in the best interests of each Fund and its shareholders.  Such approval by the Board of Trustees included a determination, in the exercise of its reasonable business judgment and in light of its fiduciary duties, that there is a reasonable likelihood that the Plan will benefit each Fund and its shareholders.

The provisions of the Plan are as follows:

1.	PAYMENT OF FEES

The Trust, on behalf of each identified Class of each Fund, will pay Quasar Distributors, LLC (the “Distributor”), as principal distributor of the Class’s shares, a distribution fee and shareholder servicing fee a percentage of the average daily net assets of each Fund as shown on Schedule A in connection with the promotion and distribution of Fund shares and the provision of personal services to shareholders, including, but not necessarily limited to, advertising, compensation to underwriters, dealers and selling personnel, the printing and mailing of prospectuses to other than current Fund shareholders, and the printing and mailing of sales literature.  The Distributor may pay all or a portion of these fees to any registered securities dealer, financial institution or any other person (each of the foregoing a “Servicing Party”) who renders assistance in distributing or promoting the sale of shares, or who provides certain shareholder services, pursuant to a written agreement (the “Rule 12b-1 Agreement”), a form of which is attached hereto as Appendix A with respect to each Fund, provided that the aggregate amount of all such payments with respect to the Class of shares does not exceed an amount calculated at the annual rate set forth in Schedule A.  To the extent not so paid by the Distributor such amounts may be retained by the Distributor.  Payment of these fees shall be made monthly promptly following the close of the month.

2.	EXPENSES COVERED BY THE PLAN

With respect to the fees payable by each Class, the Service Fees for a Class may be used by a Servicing Party for expenses related to that Class, including without limitation: (a) costs of printing and distributing the applicable Fund’s prospectuses, statements of additional information and reports to prospective investors in the applicable Fund; (b) costs involved in preparing, printing and distributing sales literature pertaining to the applicable Fund and reports for persons other than existing shareholders; (c) an allocation of overhead and other branch office distribution-related expenses of a Servicing Party; (d) payments made to, and expenses of, a Servicing Party (including on behalf of its financial consultants) and other persons who provide support or personal services to Fund shareholders in connection with the distribution of the applicable Fund’s shares, including but not limited to, office space and equipment, communication facilities, answering routine inquiries regarding the applicable Fund and its operations, processing shareholder transactions, promotional, advertising or marketing activity, sub-accounting and recordkeeping services (in excess of ordinary payments made to the applicable Fund’s transfer agent or other recordkeeper), obtaining shareholder information and providing information about the applicable Fund, asset allocation services, compensating sales personnel, maintaining and servicing shareholder accounts (including the payment of a continuing fee to financial consultants); and (e) interest-related expenses, or the cost of capital associated with, the financing of any of the foregoing; provided, however, that (i) the Service Fee for a particular Class that may be used by the Servicing Party to cover expenses primarily intended to result in the sale of shares of that Class, including, without limitation, payments to the Servicing Party and other persons as compensation for the sale of the shares (including payments that may be deemed to be selling concessions or commissions) may not exceed the maximum amount, if any, as may from time to time be permitted for such services under the Financial Industry Regulatory Authority (“FINRA”) Conduct Rule 2830 or any successor rule, in each case as amended or interpreted by FINRA (“Rule 2830”), and (ii) the Service Fee for a particular Class that may be used by the Servicing Party to cover expenses primarily intended for personal service and/or maintenance of shareholder accounts may not exceed the maximum amount, if any, as may from time to time be permitted for such services under Rule 2830.  The Servicing Party may retain portions of the Service Fees in excess of its expenses incurred.

3.	SALES CHARGES

It is understood that, under certain circumstances, as disclosed in each Fund’s prospectus, an initial sales charge may be paid by investors who purchase Fund shares, and such Fund may pay to the Servicing Party, or such Fund may permit such persons to retain, as the case may be, such sales charge as full or partial compensation for their services in connection with the sale of Fund shares. It is also understood that, under certain circumstances, as disclosed in such Fund’s prospectus, such Fund or the Servicing Party may impose certain deferred sales charges in connection with the repurchase of such Fund shares, and such Fund may pay to a Servicing Party, or such Fund may permit such persons to retain, as the case may be, all or any portion of such deferred sales charges.

4.	RULE 12B-1 AGREEMENTS

(a)          No Rule 12b-1 Agreement shall be entered into with respect to any Fund and no payments shall be made pursuant to any Rule 12b-1 Agreement, unless such Rule 12b-1 Agreement is in writing and the form of which has first been delivered to and approved by a vote of a majority of the Trust’s Board of Trustees, and of the Disinterested Trustees, cast in person at a meeting called for the purpose of voting on such Rule 12b-1 Agreement.  The form of Rule 12b-1 Agreement relating to each Fund attached hereto as Appendix A has been approved by the Trust’s Board of Trustees as specified above.

(b)          Any Rule 12b-1 Agreement shall describe the services to be performed by the Servicing Party and shall specify the amount of, or the method for determining, the compensation to the Servicing Party.

(c)          No Rule 12b-1 Agreement may be entered into unless it provides (i) that it may be terminated with respect to any Fund at any time, without the payment of any penalty, by vote of a majority of the shareholders of such Fund, or by vote of a majority of the Disinterested Trustees, on not more than 60 days’ written notice to the other party to the Rule 12b-1 Agreement, and (ii) that it shall automatically terminate in the event of its assignment.

(d)          Any Rule 12b-1 Agreement shall continue in effect for a period of more than one year from the date of its execution only if such continuance is specifically approved at least annually by a vote of a majority of the Board of Trustees, and of the Disinterested Trustees, cast in person at a meeting called for the purpose of voting on such Rule 12b-1 Agreement.

5.	QUARTERLY REPORTS

The Distributor shall provide to the Board of Trustees, and the Trustees shall review at least quarterly, a written report of all amounts expended pursuant to the Plan. This report shall include the identity of the Servicing Party of each payment and the purpose for which the amounts were expended and such other information as the Board of Trustees may reasonably request.

6.	EFFECTIVE DATE AND DURATION OF THE PLAN

The Plan shall become effective immediately upon approval by the vote of a majority of the Board of Trustees, and of the Disinterested Trustees, cast in person at a meeting called for the purpose of voting on the approval of the Plan.  The Plan shall continue in effect with respect to the Fund for a period of one year from its effective date unless terminated pursuant to its terms.  Thereafter, the Plan shall continue with respect to each Fund from year to year, provided that such continuance is approved at least annually by a vote of a majority of the Board of Trustees, and of the Disinterested Trustees, cast in person at a meeting called for the purpose of voting on such continuance.  The Plan, or any Rule 12b-1 agreement, may be terminated with respect to each Fund at any time, without penalty, on not more than 60 days’ written notice by a majority vote of shareholders of such Fund, or by vote of a majority of the Disinterested Trustees.

7.	SELECTION OF DISINTERESTED TRUSTEES

During the period in which the Plan is effective, the selection and nomination of those Trustees who are Disinterested Trustees of the Trust shall be committed to the discretion of the Disinterested Trustees.

8.	AMENDMENTS

All material amendments of the Plan shall be in writing and shall be approved by a vote of a majority of the Board of Trustees, and of the Disinterested Trustees, cast in person at a meeting called for the purpose of voting on such amendment.  In addition, the Plan may not be amended to increase materially the amount to be expended by any Fund hereunder without the approval by a majority vote of shareholders of such Fund.

9.	RECORDKEEPING

The Trust shall preserve copies of the Plan, any Rule 12b-1 Agreement and all reports made pursuant to Paragraph 5 for a period of not less than six years from the date of this Plan, any such Rule 12b-1 Agreement or such reports, as the case may be, the first two years in an easily accessible place.

SCHEDULE A

Series of Trust for Advised Portfolios	Shareholder Servicing and Rule 12b-1 Fee
[____________] Financial Services Fund
Class A	0.25%
Class C	1.00%
Class FI	0.25%
Class R	0.50%
Class I	None
[____________] Social Awareness Fund
Class A	0.25%
Class B	1.00%
Class C	1.00%
Class FI	0.25%
Class R	0.50%
Class I	None
[____________] Maryland Tax-Free Income Trust
Class A	0.15%
Class C	0.70%
Class FI	0.25%
Class I	None
[____________] Variable Social Awareness Portfolio
Single Class	N/A

Appendix A

Rule 12b-1 Related Agreement

Quasar Distributors, LLC
615 East Michigan Street
Milwaukee, WI 53202

Ladies and Gentlemen:

This letter will confirm our understanding and agreement with respect to payments to be made to you pursuant to a Distribution and Shareholder Servicing Plan (the “Plan”) adopted by Trust for Advised Portfolios (the “Trust”), on behalf of each series of the Trust listed on Schedule A as may be amended from time to time (each a “Fund”), pursuant to Rule 12b-1 under the Investment Company Act of 1940, as amended (the “Act”).  The Plan and this related agreement (the “Rule 12b-1 Agreement”) have been approved by a majority of the Board of Trustees of the Trust, including a majority of the Board of Trustees who are not “interested persons” of the Trust, as defined in the Act, and who have no direct or indirect financial interest in the operation of the Plan or in this or any other Rule 12b-1 Agreement (the “Disinterested Trustees”), cast in person at a meeting called for the purpose of voting thereon.  Such approval included a determination by the Board of Trustees that, in the exercise of its reasonable business judgment and in light of its fiduciary duties, there is a reasonable likelihood that the Plan will benefit each of the Fund’s shareholders.

1.           To the extent you provide distribution and marketing services in the promotion of a Fund’s shares and/or services to such Fund’s shareholders, including furnishing services and assistance to your customers who invest in and own shares, including, but not limited to, answering routine inquiries regarding such Fund and assisting in changing account designations and addresses, we shall pay you a fee as described on Schedule A.  We reserve the right to increase, decrease or discontinue the fee at any time in our sole discretion upon written notice to you.

You agree that all activities conducted under this Rule 12b-1 Related Agreement will be conducted in accordance with the Plan, as well as all applicable state and federal laws, including the Act, the Securities Exchange Act of 1934, the Securities Act of 1933, the U.S. PATRIOT Act of 2001 and any applicable rules of the Financial Industry Regulatory Authority.

2.           You shall furnish us with such information as shall reasonably be requested either by the Trustees of the Trust or by us with respect to the services provided and the fees paid to you pursuant to this Rule 12b-1 Agreement.

3.           We shall furnish to the Board of Trustees, for its review, on a quarterly basis, a written report of the amounts expended under the Plan by us and the purposes for which such expenditures were made.

4.           This Rule 12b-1 Agreement may be terminated by the vote of (a) a majority of shareholders, or (b) a majority of the Disinterested Trustees, on 60 days’ written notice, without payment of any penalty.  In addition, this Rule 12b-1 Agreement will be terminated by any act which terminates the Plan or the Distribution Agreement between the Trust and us and shall terminate immediately in the event of its assignment.  This Rule 12b-1 Agreement may be amended by us upon written notice to you, and you shall be deemed to have consented to such amendment upon effecting any purchases of shares for your own account or on behalf of any of your customer’s accounts following your receipt of such notice.

5.           This Rule 12b-1 Agreement shall become effective on the date accepted by you and shall continue in full force and effect so long as the continuance of the Plan and this Rule 12b-1 Agreement are approved at least annually by a vote of the Board of Trustees of the Trust and of the Disinterested Trustees, cast in person at a meeting called for the purpose of voting thereon.  All communications to us should be sent to the above address.  Any notice to you shall be duly given if mailed or faxed to you at the address specified by you below.

Quasar Distributors, LLC

By:
James R. Schoenike, President

Accepted:

(Dealer or Service Provider Name)

(Street Address)

(City)(State)(ZIP)

(Telephone No.)

(Facsimile No.)

By:
(Name and Title)

2

Schedule A
to the
Rule 12b-1 Related Agreement

Series of Trust for Advised Portfolios	Shareholder Servicing and Rule 12b-1 Fee
[____________] Financial Services Fund
Class A	0.25%
Class C	1.00%
Class FI	0.25%
Class R	0.50%
Class I	None
[____________] Social Awareness Fund
Class A	0.25%
Class B	1.00%
Class C	1.00%
Class FI	0.25%
Class R	0.50%
Class I	None
[____________] Maryland Tax-Free Income Trust
Class A	0.15%
Class C	0.70%
Class FI	0.25%
Class I	None
[____________] Variable Social Awareness Portfolio
Single Class	N/A

For all services rendered pursuant to the Rule 12b-1 Agreement, we shall pay you the fee shown above calculated as follows:

The above fee as a percentage of the average daily net assets of the applicable Fund (computed on an annual basis) which are owned of record by your firm as nominee for your customers or which are owned by those customers of your firm whose records, as maintained by the Trust or its agent, designate your firm as the customer’s dealer or service provider of record.

We shall make the determination of the net asset value, which determination shall be made in the manner specified in the applicable Fund’s current prospectus, and pay to you, on the basis of such determination, the fee specified above, to the extent permitted under the Plan.